                                RIGHT TO RESCIND
                   ACCEPTANCE OF CYGNET FINANCIAL CORPORATION
                                RIGHTS OFFERING

     Ugly Duckling Corporation is offering to exchange up to $32,500,000 aggregate principal of its 12% Subordinated Debentures due 2003 for up to 5,000,000 shares of its Common Stock on the basis of $6.50 principal amount of Debentures for each share of Common Stock (the "Exchange Offer"), as described in the Supplement dated September 17, 1998 to Cygnet Financial Corporation's Prospectus dated August 26, 1998. As a result of this development, Cygnet Financial Corporation has agreed that any person who has properly exercised his or her Rights prior to 5:00 p.m. Minnesota time on September 21, 1998 may rescind the exercise on or before 5:00 p.m. Minnesota time on September 29, 1998 and receive a refund of any funds previously paid to exercise the Rights. In order to accept this Right to Rescind, complete and return this form to the Distribution Agent. This Right to Rescind must be received by the Distribution Agent prior to 5:00 p.m., Minnesota time, on September 29, 1998.

                           THE DISTRIBUTION AGENT IS:

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

     BY FIRST CLASS MAIL       BY EXPRESS MAIL, OR OVERNIGHT COURIER OR HAND
Norwest Bank Minnesota, N.A.           Norwest Bank Minnesota, N.A.
    Shareholder Services                   Shareholder Services
  Reorganization Department              Reorganization Department
       P.O. Box 64858                161 North Concord Exchange Street
   St. Paul, MN 55164-0858             South St. Paul, MN 55075-1139
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                                  BY FACSIMILE

                                 (612) 450-4163

                           CONFIRMED BY TELEPHONE TO:

                                 (612) 552-6995

                                   Sincerely,

                          CYGNET FINANCIAL CORPORATION

[ ]  THE UNDERSIGNED WISHES TO RESCIND THE PREVIOUS EXERCISE OF RIGHTS LISTED
     BELOW AND RECEIVE A REFUND OF FUNDS PREVIOUSLY PAID WITH RESPECT TO SUCH
     RIGHTS:

    [ ] All rights tendered
    [ ] ___ Rights out of
        ___ Rights tendered

THE RIGHTS OFFERING ITSELF IS NOT BEING EXTENDED AND WILL TERMINATE AT 5:00 P.M.
MINNESOTA TIME ON SEPTEMBER 21, 1998, UNLESS SEPARATELY EXTENDED.

Dated:  ________________

                                          By ___________________________________
                                                [NAME OF REGISTERED HOLDER]

                                          Its __________________________________
                                                   [AUTHORIZED SIGNATORY]

           _________________________________________________________
                            NAME OF BENEFICIAL OWNER